UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 28, 2009

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 28, 2009, Rahul Sen Gupta resigned as our Chief Financial Officer. Erik Herlyn, our Chief Executive Officer has been appointed to act as our interim Chief Financial Officer from that date forward.

Erik Herlyn is a mechanical and production engineer (Trinity University Dublin – BSc, Manufacturing Engineering 1993, University of Bremen – Masters Diploma Production Engineering 1996). Mr. Herlyn was our Chief Operating Officer from June of 2007 until January 31, 2009, and he has been our Chief Executive Officer since February 1, 2009. He has experience in the finance and hydrocarbon industries. From 1996 until 2000, Mr. Herlyn provided services to the resource oil and gas industries. From 2000 until 2006, Mr. Herlyn ran major projects in the finance and hydrocarbon industries as a consultant with KPMG Consulting (a large management and technical consulting firm which later changed its name to BearingPoint) and later as a consultant with Capgemini (2006 – 2007). Mr. Herlyn is 40 years of age.

Rahul Sen Gupta’s resignation was not as a result of any disagreements between our company and Mr. Sen Gupta and Mr. Sen Gupta has continued to work with the company in respect of certain matters during a transition period that will end during the month of April, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Erik Herlyn

Erik Herlyn

Chief Executive Officer, Interim Chief Financial Officer

Dated: March 31, 2009